PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed  by  the  Registrant    [X]

Filed  by  a  Party  other  than  the  Registrant    [  ]

Check  the  appropriate  box:

     [X]            Preliminary  Proxy  Statement    --Amendment
     [    ]            Definitive  Proxy  Statement
     [    ]            Definitive  Additional  Materials
     [  ]      Soliciting Material Pursuant to   240.14a-11(c) or   240.14a-12

                            MONACO FINANCE, INC.
               (Name of Registrant as Specified in Its Charter)

                             Jay W. Enyart, Esq.
                             Brega & Winters P.C.
                       1700 Lincoln Street, Suite 2222
                               Denver, Colorado 80203
                  (Name of Person(s) Filing Proxy Statement)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
     [X]          $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(2).      PREVIOUSLY  PAID.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [    ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and  0-11.
          1) Title of each class of securities to which transaction applies:
          2)      Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          4)          Proposed  maximum  aggregate  value  of  transaction:

     [    ]          Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)          Amount  Previously  Paid:

          2)          Form,  Schedule  or  Registration  Statement  No.:

          3)          Filing  Party:

          4)          Date  Filed:

                             MONACO FINANCE, INC.




                                     1996
                               PROXY STATEMENT

                                                            PRELIMINARY COPIES

                             MONACO FINANCE, INC.
                         370 17TH STREET, SUITE 5060
                           DENVER, COLORADO  80202


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD   SEPTEMBER 10,  1996

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Monaco Finance, Inc., a Colorado corporation (the "Company"), will be held at 370 17th Street, Suite 5060, Denver, Colorado at 10:00 a.m. on Tuesday, September 10, 1996, for the following purposes:

     1. To consider and act upon the election of Morris Ginsburg, Irwin L. Sandler, Brian M. O'Meara, Craig L. Caukin and David M. Ickovic to the Board of Directors to serve until the next annual meeting of Shareholders and until their successors are elected and qualified;

     2. To consider, ratify, confirm and approve the Purchase Agreement and Indenture, as amended, relating to up to $10,000,000 in principal amount of 12% Convertible Senior Subordinated Notes due 2001 ("Notes") ;

     3. To consider and ratify the appointment of Ehrhardt Keefe Steiner & Hottman P.C. as the Company's certified independent public accountants for the fiscal year ending December 31, 1996; and

     4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of shares of the Company's Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value, at the close of business July 26, 1996, are entitled to notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person. All Shareholders, whether or not they plan to attend the Annual Meeting, are requested to complete, date and sign the enclosed Proxy and return it promptly in the envelope provided for that purpose. Shareholders who attend the Annual Meeting may revoke the Proxy and vote their Proxy in person as set forth in the Proxy Statement.

                              By  Order  of  the  Board  of  Directors


                              Irwin  L.  Sandler,  Secretary
                              July,  1996

                                                            PRELIMINARY COPIES

                             MONACO FINANCE, INC.
                         370 17th Street, Suite 5060
                           Denver, Colorado  80202



                               PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                      To be held   September 10,    1996



                                 INTRODUCTION

SOLICITATION,  EXERCISE  AND  REVOCABILITY  OF  PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Monaco Finance, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on September 10, 1996 at 10:00 a.m. local time, at the offices of the Company located at 370 17th Street, Suite 5060, Denver, Colorado 80202. This Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting will be first given or mailed to the Company's
Shareholders  on  or  about       August 9,       1996.  All costs incurred in
connection  with  this  proxy  solicitation  will  be  borne  by  the Company.

     Because many of the Company's Shareholders may be unable to attend the Annual Meeting in person, the Board of Directors solicits proxies by mail to give each Shareholder an opportunity to vote on all matters presented at the Annual Meeting. Shareholders are urged to: (i) read this Proxy Statement carefully; (ii) specify their choice regarding each matter by marking the appropriate box on the enclosed form of Proxy; and (iii) sign, date and return the form of Proxy in the enclosed envelope.

     All shares of the Company's Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value (collectively, the "Shares"), represented by properly executed Proxies received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such Proxies have previously been revoked. All Shares represented by valid Proxies will be voted, unless instructions to the contrary are marked, for the election of the nominees to the Board of Directors, for the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman P.C. as the independent public accountants for the Company for the fiscal year ending December 31, 1996, and, in the discretion of the persons named as Proxies, on such other matters as may properly come before the Annual Meeting. However, Proxies voted against a proposal will not be voted for any adjournment desired by management to afford the Company the opportunity to seek additional proxies supporting that proposal. Any Proxy


- -1-
may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date or by giving written notice of revocation to the Company at the address indicated above or by voting in person at the Annual Meeting. Any notice of revocation sent to the Company must include the Shareholder's name, and must be received prior to the Annual Meeting to be effective.

VOTING

     Only persons holding Shares (referred to herein as the "Shareholders") of record at the close of business on July 26, 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Shareholders holding Class A Common Stock will be entitled to one vote for each Share then held, and Shareholders holding Class B Common Stock will be entitled to three votes for each Share then held. As of June 30, 1996, there were 5,640,379 Shares of the Company's Class A Common Stock issued and outstanding having an aggregate of 5,640,379 votes and 1,311,000 Shares of the Company's Class B Common Stock issued and outstanding having an aggregate of 3,933,000 votes. The presence, in person or by proxy, of holders of a majority of Shares entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shareholders are not entitled to cumulate their votes in the election of directors.

     At any meeting where a quorum is present, action may be taken by the affirmative vote by the holders of a majority of the shares represented at the meeting and entitled to vote thereat. Votes cast by proxy will be tabulated by an automatic system administered by the Company's transfer agent. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual
Meeting.    Abstentions  and  broker  non-votes  are  each  included  in  the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to Shareholders and will have the same effect as negative votes, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     As of June 30, 1996, Messrs. Ginsburg and Sandler beneficially owned shares of Class A and Class B Common Stock having in the aggregate approximately 41.1% of the voting power of both classes. Messrs. Ginsburg and Sandler have indicated their intention to vote the shares of common stock beneficially owned by them in favor of all proposals contained in this Proxy Statement.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors currently consists of five members, all of whom have been nominated for re-election: Morris Ginsburg, Irwin L. Sandler, Brian
M. O'Meara, Craig L. Caukin and David M. Ickovic. The entire Board of Directors is elected to serve until the next Annual Meeting of the Shareholders and until their successors have been elected and qualify. It is intended that the Shares represented by properly executed Proxies will be voted FOR the five nominees listed below except where authority has been withheld as to a particular nominee or as to all nominees. If any candidate nominated in this Proxy Statement should for any reason become unavailable for election, Proxies may be voted with discretionary authority for any substitute

- -2-
designated by the Board of Directors. The election of directors requires a majority of the votes entitled to be cast at the Annual Meeting.

     Black Diamond Advisors, Inc. ("Black Diamond"), the holder of certain Notes issued by the Company, has the right, under certain circumstances, to require that the Board of Directors appoint, to the extent permitted by law, one of two named individuals (Jim Walker and Steve Deckoff) to the Board of Directors and, in any subsequent election, to require the Company to nominate
such  appointee  for  a  seat  on  the  Board  of  Directors.    This right is
exercisable so long as Black Diamond and certain other Note holders collectively own at least 50% of the Notes. In June 1996 Black Diamond exercised its right to have an observer attend meetings of the Board of Directors, but has not exercised its right to require that the Company nominate its appointee for election to the Board of Directors. See "Proposal 2
- - Ratification and Approval of Purchase Agreement and Indenture, as Amended, Relating to Up to $10,000,000 in Principal Amount of 12% Convertible
Subordinated  Senior  Notes."

DIRECTOR  NOMINEES  AND  EXECUTIVE  OFFICERS

     The executive officers and director nominees of the Company are as follows:





Name                Age  Position
- ------------------  ---  ---------------------------------------
Morris Ginsburg      65  Chairman of the Board, President, Chief
                         Executive Officer and Director
Irwin L. Sandler     50  Executive Vice President,
                         Secretary/Treasurer and Director
Craig L. Caukin      41  Executive Vice President and Director
Brian M. O'Meara     47  Director

  David M. Ickovic   48  Director
Jerry L. Kelley      51  Senior Vice President,
                         Chief Operating Officer
Michael Feinstein    60  Senior Vice President,
                         Chief Financial Officer
Thurman Blizzard     54  Vice President
Robert Rolfson       44  Vice President
Mark Gengozian       42  Vice President
Stephen J. Kay       53  Vice President



     There are no family relationships among any of the executive officers or directors of the Company.

     Morris Ginsburg - Mr. Ginsburg has been Chairman of the Board, President and Chief Executive Officer of the Company since June 1, 1988. From 1955 to 1979, Mr. Ginsburg was Chairman of the Board, President, Chief Executive Officer and owner of Bluhill American, a producer of condiments for the food service industry. Mr. Ginsburg sold Bluhill to the Kellogg Company in 1979 and served as a director of Fearn International, a division of Kellogg, from 1979 through 1983. In 1983, Mr. Ginsburg repurchased Bluhill from Kellogg and shortly thereafter resold it to Dean Foods. In 1981, Mr. Ginsburg formed Container Industries, Inc., a food container company in Denver, Colorado for which he serves as Chairman of the Board. Since 1984, Mr. Ginsburg has been President, Chief Executive Officer and owner of Ginsburg Investments, an asset lending company.

- -3-

     Irwin L. Sandler - Mr. Sandler has been Executive Vice President of the Company since April 1, 1993 and Senior Vice President, Secretary, Treasurer and a Director of the Company since June 1, 1988. Since 1972, Mr. Sandler has been in the private practice of law in Denver, Colorado emphasizing securities, corporate, contract and general business law. From 1982 through 1985, Mr. Sandler served as President and a Director of The Kober Corporation, a publicly held company engaged in both oil and gas exploration and the investment banking business. Mr. Sandler received his B.A. degree in 1967 and Juris Doctorate degree in 1971 from the State University of New York at Buffalo.

     Brian M. O'Meara - Mr. O'Meara has served as a Director of the Company since July 1990. Mr. O'Meara has been involved in various aspects of the automobile business through family-owned businesses in the Denver, Colorado area since May 1968. Since November 1979, he has served as President of
O'Meara Ford. Mr. O'Meara earned a Bachelors Degree in Business from the University of Denver in 1971.

     Craig L. Caukin - Mr. Caukin has been Executive Vice President and a Director of the Company since April 1, 1995. Mr. Caukin's responsibilities include risk management and the acquisition of debt and equity for the Company. Mr. Caukin joined the Company as Vice President in January 1991 and was promoted to the position of Senior Vice President in April 1993. From February 1982 through December 1990, Mr. Caukin was employed at Guaranty Bank and Trust Company in Denver where he was Senior Vice President responsible for all lending. From November 1977 to January 1982, Mr. Caukin served as Branch Manager/Officer of Old Kent Bank and Trust Company in Grand Rapids, Michigan. Mr. Caukin received his B.S. degree in math and finance from Alma College, Alma, Michigan, in 1976.

     David M. Ickovic - Mr. Ickovic has been a director of the Company since July 1996. Since 1976, Mr. Ickovic has been president of Ickovic & Associates, P.C., Denver, Colorado, engaged in the business of accounting and business consultation. From 1969 to 1976, Mr. Ickovic was a supervisor with Ernst & Young. Mr. Ickovic has over 27 years of professional experience in the provision of business and tax consulting services, including the tax structuring of executive employment agreements, merger and acquisition transactions, and business valuations for purposes of designing buy/sell agreements, negotiating purchases and sales of businesses, and litigation. Mr. Ickovic received a bachelor of science degree in accounting from Southern Illinois University in 1969 and is licensed as a certified public accountant with the State of Colorado. He has also received a designation as a personal financial specialist with the American Institute of CPAs and a certified financial planner with the International Board of Certified Financial Planners.

     Jerry L. Kelley - Mr. Kelley joined the Company in July 1993 as Vice President. He was promoted to Senior Vice President and Chief Operating Officer of the Company in August 1995. From December 1990 to June 1993, Mr. Kelley served as president and CEO of Kars Yes, a subprime auto sales and finance company in southern California. Mr. Kelley has over 28 years of

- -4-
experience in both auto sales and auto financing, including ownership of several new car dealerships in the Dallas/Fort Worth, Texas, area.

     Michael Feinstein - Mr. Feinstein has been Chief Financial Officer/Senior Vice President of the Company since July 1995. From September 1993 to June 1995, Mr. Feinstein served initially as Executive Vice President and subsequently as acting President and Chief Executive Officer of American Southwest Financial Corporation, a company engaged in the securitization and administration of mortgage-backed bonds and certificates. From January 1983 through September 1993, Mr. Feinstein served in various senior management positions, including, at different times, Chief Financial Officer, Treasurer, Chief Operating Officer, and Executive and Senior Vice President of Asset Investors Corporation, a New York Stock Exchange-listed REIT, and MDC Holdings Inc., a New York Stock Exchange-listed national homebuilder. Prior to 1983, Mr. Feinstein was a partner in the public accounting firm now known as Deloitte & Touche. Mr. Feinstein has a B.S. degree in economics from the Wharton School of the University of Pennsylvania.

     Thurman Blizzard - Mr. Blizzard has been Vice President of the Company since May 1994 and has responsibility for underwriting, collections and operations. From November 1991 to May 1994, Mr. Blizzard was employed by Resolution Trust Company in Newport Beach, California. Previously, Mr. Blizzard was Chief Credit Officer/Senior Vice President at Far Western Bank (March 1987 to April 1991) and Senior Vice President of Consumer Portfolio Services (April 1991 to November 1991), both in Orange County, California. Mr. Blizzard is a graduate of the University of Connecticut and the Graduate School of Retail Bank Management, McIntyre School of Commerce, University of Virginia (1986).

     Robert Rolfson - Mr. Rolfson has been employed by the Company since March 1993. He held the position of Controller of the Company until being promoted to Vice President in charge of risk analysis and scorecard development in March 1995. Mr. Rolfson has 23 years of corporate financial analysis and management experience. From 1977 to 1982, Mr. Rolfson served as secretary/treasurer and controller for Petro-Chem, an energy related company with operations in 17 states, and, from April 1988 to March 1993, as controller for Bianary Data Supply, a multi-state computer products distributor which merged with Corporate Express in 1993.

     Mark Gengozian - Mr. Gengozian has been Vice President, Information Systems Director of the Company since August 1995. His previous work experience as Vice President, MIS Director and consultant include directing major systems conversions with Capital Associates International, Inc. (April 1990 to August 1995), USWEST Financial Services (January 1989 to April 1990), Citicorp, N.A. (July 1987 to January 1989), Security Pacific Leasing (July 1987 to January 1989) and Great Western Financial (July 1987 to January 1989).
 Mr. Gengozian's twenty-two years of experience encompass software, hardware, communications and network expertise on most computer systems.

     Stephen J. Kay - Mr. Kay has been a Vice President of the Company since April 1996. His responsibilities include marketing, sales and establishing a network of Company branch offices in various states. From July 1995 to April 1996, Mr. Kay was an Assistant Vice President-Director of Sales for First

- -5-

Merchants Acceptance, engaged in the business of secondary finance. From September 1994 to July 1995, he served as a manager for Transouth Financial, also engaged in the business of secondary finance. Mr. Kay was self-employed from April 1992 to September 1994. From February 1984 to October 1991, Mr. Kay was a Vice President and Regional Manager of Green Tree Acceptance, a New York Stock Exchange company. Mr. Kay has over 30 years of experience in the direct and indirect financing fields.

COMPLIANCE  WITH  SECTION  16(A)  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder require the Company's executive officers and directors, and any persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of Form 3s, Form 4s and Form 5s received by it, or written representations from a reporting person that no Form 5 is required for that person, the Company believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and ten-percent or more beneficial owners, were complied with, except Craig L. Caukin, who filed a Form 5 on March 6, 1996 relating to his purchase of Class A Common Stock through the Company's Section 401(k) Plan in January 1995 and a sale of Class B Warrants in December 1995 and Morris Ginsburg who filed a Form 5 on March 6, 1996 relating to his sale of Class B Warrants in November 1995.

BOARD  MEETINGS  AND  COMMITTEES

     During the fiscal year ended December 31, 1995, the Board of Directors held no meetings and took action by unanimous written consent on nine occasions. Significant matters were informally discussed among the directors before the consents were signed. Since a consent to action does not afford the same degree of interaction as does a formal meeting of the board of directors, management expects that the Company in the future will take most significant board actions at duly convened meetings rather than by unanimous written consent.

     The Board of Directors has a Stock Option Committee but does not currently have standing audit, nominating or compensation committees. The full Board of Directors performs the functions of the audit committee. The Company's executive committee, which has broad powers to act on behalf of the Company, consists of Messrs. Ginsburg and Sandler. The executive committee meets informally on a regular basis.

     STOCK OPTION COMMITTEE. The current members of the Stock Option Committee are Brian M. O'Meara and David M. Ickovic. The Stock Option Committee was established on June 30, 1992, and held no meetings in 1995. The Stock Option Committee took action by unanimous written consent on one occasion in 1995. The Stock Option Committee administers and interprets the Company's 1992 Stock Option Plan and has authority to determine which persons

- -6-
shall be granted options under the Company's 1992 Stock Option Plan and the terms and conditions of the stock options granted.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO GRANT AUTHORITY "FOR" THE PROPOSAL TO ELECT MESSRS. GINSBURG, SANDLER, O'MEARA, CAUKIN AND ICKOVIC AS DIRECTORS OF THE COMPANY.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning cash compensation paid to the Company's Chief Executive Officer and any other executive officer whose total annual compensation exceeded $100,000 for the fiscal year ended December 31, 1995.
     SUMMARY  COMPENSATION  TABLE


                                                                     Long  Term
                                                                    Compensation
                                 Annual  Compensation                    Awards
                                                                     Securities
                                                      Other Annual   Underlying
Name and Principal Position  Year   Salary    Bonus   Compensation   Options (#)
- ---------------------------  ----  --------  -------  -------------  -----------

Morris Ginsburg,             1995  $200,000  $37,891  $       6,790           0
President and                1994  $200,000  $42,048  $       9,046           0
Chief Executive Officer      1993  $172,150  $     0  $           0           0
Irwin L. Sandler,            1995  $150,000  $28,418  $       9,373           0
Executive Vice President,    1994  $150,000  $29,408  $       9,146           0
Secretary and Treasurer      1993  $120,400  $     0  $           0           0
Craig L. Caukin,             1995  $118,750  $18,945  $       5,921           0
Executive Vice President     1994  $100,000  $20,761  $       5,017    50,000(1)
                             1993  $ 85,000  $     0  $           0           0
Jerry L. Kelley,             1995  $110,000  $18,945  $       7,104           0
Vice President and Chief     1994  $100,000  $21,983  $       6,876    25,000(1)
Operating Officer            1993  $ 41,250  $     0  $           0    15,000(1)
Thurman Blizzard,            1995  $ 90,000  $ 8,444  $       5,065           0
Vice President               1994  $ 57,938  $     0  $      19,842           0


(1)  Options  to  purchase  Class  A  Common  Stock  of  the  Company.

- -7-

     The Company did not grant stock options to its named executive officers during the fiscal year ended December 31, 1995.

     The following table sets forth the individual stock option exercises by Messrs. Ginsburg, Sandler, Caukin and Kelley during the fiscal year ended December 31, 1995, and the stock option values at the end of such fiscal year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES




                                                  Number  of
                                            Securities  Underlying         Value  of  Unexercised
                                             Unexercised  Options          In-The-Money  Options
                                                 at  FY-End  (#)              at  FY-End  ($)
                     Shares
                  Acquired on    Value
     Name         Exercise (#)  Realized  Exercisable  Unexercisable  Exercisable   Unexercisable
- ----------------  ------------  --------  -----------  -------------  ------------  -------------

Morris Ginsburg              0         0      175,000              0  $    416,625              0
Irwin L. Sandler             0         0      175,000              0  $    416,625              0
Craig L. Caukin              0         0      100,000              0  $     78,125              0
Jerry L. Kelley              0         0       40,000              0  $          0              0




     The Company's executive compensation is currently not affected by the limitations on the deductibility of executive compensation amounts in excess of $1,000,000 imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). However, in the future the Company intends to take any actions it deems necessary with respect to executive compensation in consideration of Section 162(m) of the Code.

EMPLOYMENT  AGREEMENTS

     Messrs. Ginsburg and Sandler have each entered into employment agreements ("Employment Agreements") with the Company pursuant to which they received annual compensation of $244,680 and $187,791, respectively, for the fiscal year ended December 31, 1995, and will receive annual base salaries of $200,000 and $150,000, respectively, for the fiscal year ending December 31, 1996 . In addition, both Mr. Ginsburg and Mr. Sandler are eligible to receive discretionary bonuses, compensation increases, death and disability benefits, life insurance with premiums payable by the Company, and two years' regular salary in the event of certain business combinations or changes in control of the Company.

     A "business combination" generally means any merger or similar transaction in which the voting power of the stockholders prior to the transaction is diluted by more than 30%. A "change in control" generally means the acquisition by any person (other than a stockholder existing when the Employment Agreements were signed in 1990) of beneficial ownership of more than 30% of the outstanding securities of the Company entitled to vote in the election of directors. Upon a business combination or change in control, the employee is entitled to two years' regular salary at the rate then in effect (currently $200,000 per year with respect to Mr. Ginsburg and $150,000 per year with respect to Mr. Sandler) unless the employee is reasonably assured of

- -8-
continuation of his position, duties, salary and benefits with the Company or any surviving entity for a period of at least two years.

     The Employment Agreements had initial terms of five years commencing December 15, 1990 and are automatically renewed for consecutive one-year terms unless terminated by either party. The Company or the employee may terminate an Employment Agreement for cause upon thirty (30) days' prior written notice.
 Both of these individuals have agreed not to compete with the Company for a period of two years following the termination of his relationship with the Company under his respective Employment Agreement.

DIRECTOR  COMPENSATION

     Except as to Mr. Ickovic, directors are currently not paid a fee for attending meetings of the Board of Directors. However, they are reimbursed for actual travel and other expenses incurred in attending such meetings. The Company may determine to pay other outside directors a fee for attending Board meetings in the future. Messrs. Ginsburg, Sandler and O'Meara have also been granted stock options, but no stock options were granted to these individuals during the fiscal year ended December 31, 1995.

     For his services as a director, the Company has agreed to pay Mr. Ickovic a fee of $250 per month plus $700 per quarterly Board meeting attended by him.
 In addition, as a member of the Stock Option Committee, he will be eligible to participate in the Company's 1992 Stock Option Plan.

     The  Company's  1992  Stock  Option  Plan  provides  that options for the purchase  of  5,000  shares  of  Class  A  Common  Stock  shall  be  granted automatically each year immediately following the annual meeting of the Company's shareholders to each director who is a member of the Stock Option
Committee on such date. The options shall be fully exercisable six months following the date of grant and shall be exercisable for ten years after the date of grant. The exercise price of such options shall equal the closing bid price of the stock as quoted on the Nasdaq Stock Market on the date of grant. Options have not been issued to members of the Stock Option Committee for the years 1993 through 1995.

- -9-

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

     The following table sets forth information as of July 1, 1996, with respect to the beneficial ownership of shares of Class A Common Stock and Class B Common Stock of the Company by (a) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Class A and Class B Common Stock; (b) each executive officer and director; and
(c) all executive officers and directors as a group. Except as noted below, each person has sole voting and investment power over the shares indicated:



                                     AMOUNT AND NATURE  OF     % OF COMMON STOCK   % OF VOTING
                                    BENEFICIAL  OWNERSHIP(1)      OWNERSHIP           POWER
NAME AND ADDRESS
OF BENEFICIAL OWNER                  CLASS A      CLASS B    COMBINED(2)  CLASS B   COMBINED(3)
- --------------------------------                 ----------  -----------  --------  -----------

Morris Ginsburg                      177,025(4)  820,500(5)        14.0%     62.6%        25.7%
  370 17th Street
  Denver, CO  80202
Irwin L. Sandler                     177,070(6)  490,500(5)         9.4%     37.4%        15.4%
  370 17th Street
  Denver, CO  80202
Craig L. Caukin                      102,118(7)         --          1.4%       --            *
  370 17th Street
  Denver, CO 80202
Brian M. O'Meara                      30,000(8)         --            *        --            *
  400 W. 104th Avenue
  Denver, CO  80234

David M. Ickovic                            --          --           --        --           --
  6025 So. Quebec St., #220
  Englewood, CO 80111
Jerry L. Kelley                       40,000(9)         --            *        --            *
  370 17th Street
  Denver, CO  80202
Robert Rolfson                       20,000(10)         --            *        --            *
 370 17th Street
 Denver, CO  80202
Mark Gengozian                              --          --           --        --           --
   370 17th Street
   Denver, CO  80202
Michael Feinstein                           --          --           --        --           --
   370 17th Street
   Denver, CO  80202
Stephen J. Kay                              --          --           --        --           --
   370 17th Street
   Denver, CO  80202
William Harris Investors, Inc.      482,418(11)         --          6.5%       --            *
William Harris & Co.
  Employee Profit
  Sharing Trust
Irving B. Harris
Steven A. Hirsh
Jerome Kahn, Jr.

- -10-


  2 North LaSalle Street
  Suite 505
  Chicago, IL  60602
Black Diamond Advisors, Inc.      1,709,910(12)         --         19.7%       --           --
   230 Park Avenue
   New York, NY 10169
Heller Financial, Inc.              341,201(13)         --          4.9%       --           --
  500 West Monroe Street
  Chicago, IL 60661
Bud Karsh                                   --   481,000(5)          --      36.7%        --(5)
  10000 E. Yale #60
  Denver, CO 80231
All executive officers and             816,463   1,311,000         27.8%    100.0%        42.5%
directors as a group (6 persons)





*  Represents  less  than  one  percent.

(1) Shares are considered beneficially owned, for purposes of this table, only if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated. All shares are owned of record unless otherwise indicated.

(2) Includes all shares of Class A Common Stock and Class B Common Stock outstanding and assumes exercise of all outstanding options and warrants and conversion of all outstanding debentures beneficially owned by the indicated person.

(3) Includes all shares of Class A Common Stock and Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share while each share of Class B Common Stock has three votes per share. The Class B Common Stock may be converted into Class A Common Stock on a share for share basis at the option of the holder thereof, and shall automatically be converted in the event of its sale or transfer (whether by sale, assignment, gift, bequest, appointment or otherwise) or upon death of the holder. Excluded, however, from the automatic conversion are transfers of the Class B Common Stock for estate planning purposes to or for the benefit of the original holder or members of his immediate family, provided that the original holder retains both voting and investment power over the stock so transferred.

(4) Includes (a) options to purchase 50,000 shares of Class A Common Stock at $2.125 per share, exercisable at any time until January 3, 2002 and (b) options to purchase 125,000 shares of Class A Common Stock at $3.00 per share, exercisable at any time prior to June 30, 2002.

(5) Messrs. Ginsburg, Sandler and Karsh entered into an Agreement Among Certain Shareholders of Monaco Finance, Inc., dated April 9, 1992, in which Mr. Karsh appointed Messrs. Ginsburg and Sandler as his proxy and attorney-in-fact to each vote 50% of his Class B Common Stock. Messrs. Ginsburg and Sandler are each deemed to beneficially own 240,500 shares of Mr. Karsh's Class B Common Stock as to which they have voting rights pursuant to the proxies.

(6) Includes options to purchase 50,000 shares of Class A Common Stock at $2.125 per share, exercisable at any time until January 3, 2002, and options to purchase 125,000 shares of Class A Common Stock at $3.00 per share, exercisable at any time prior to June 30, 2002. Of the remaining shares listed for Irwin L. Sandler, 2,070 shares were purchased by Mr. Sandler through the custodial account of his Keogh Plan. Mr. Sandler may be deemed the beneficial owner of these shares.

(7) Includes 2,118 shares of Class A Common Stock owned of record, options to purchase 25,000 shares of Class A Common Stock at $2.125 per share any time until January 2, 2002, options to purchase 25,000 shares of Class A Common Stock at $3.00 per share, exercisable at any time prior to June 30, 2002 and options to purchase 50,000 shares of Class A Common Stock at $6.125 per share any time until June 28, 2004.

- -11-

(8) Includes options to purchase up to 25,000 restricted shares of the Company's Class A Common Stock at $3.00 per share exercisable any time until July 9, 2000; provided, however, that Mr. O'Meara be a director of the Company on the date of any such exercise. Also includes options to purchase 5,000 shares of Class A Common Stock at $3.00 per share exercisable at any time prior to June 30, 2002.



(9) Consists of options to purchase 15,000 shares of Class A Common Stock at $6.00 per share any time until July 1, 2003 and options to purchase 25,000 of Class A Common Stock at $6.125 per share any time until June 28, 2004.

(10) Consists of options to purchase 10,000 shares of Class A Common Stock at $4.375 per share anytime until March 25, 2003 and options to purchase 10,000 shares of Class A Common Stock at $4.50 per share anytime until May 5, 2005.

(11) Represents 404,971 shares of Class A Common Stock issuable upon conversion of the Company's 7% Convertible Subordinated Notes due March 1, 1998, at a conversion price of $3.42 per share. Of the securities beneficially owned by the group (within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) listed in the table, William Harris Investors, Inc. may be deemed to beneficially own and to have shared voting power with respect to 141,630 shares; William Harris & Co. Employee Profit Sharing Trust may be deemed to beneficially own and to have shared voting power with respect to 208,917 shares; Irving B. Harris may be deemed to beneficially own and to have shared voting power with respect to 225,864 shares; Steven A. Hirsh may be deemed to beneficially own 321,490 shares, to have sole voting power with respect to 112,573 shares, and to have shared voting power with respect to 208,917 shares; and Jerome Kahn, Jr. may be deemed to beneficially own 143,981 shares, to have sole voting power with respect to 19,298 shares, and to have shared voting power with respect to 124,683 shares.

(12) The information contained in the table and in this footnote is derived from a Schedule 13D dated April 4, 1996, filed by Black Diamond Advisors, Inc. ("BDA") and others with the Securities and Exchange Commission with respect to the issuance by the Company on January 9, 1996, of $5 million in principal amount of 12% Convertible Subordinated Senior Notes due 2001 ("Convertible Notes"), convertible at any time into approximately 1,081,081 shares of the Company's Class A Common Stock at a conversion price of $4.625 per share. The conversion price is required to be reduced to the average closing price of the Class A Common Stock for the five trading days after public announcement by the Company of second quarter earnings for fiscal 1996, but not to less than $4.00 per share. Concurrently, the Company agreed to issue up to an additional $5 million in principal amount of Convertible Notes (the "Additional Notes") upon terms and conditions agreed to by BDA and the Company at any time on or before January 9, 1998. The Indenture relating to the Notes provides that the conversion price of the Additional Notes shall be the closing price on the trading day (as defined in the Indenture) prior to the day the Company receives notice of exercise of the right to purchase the additional Convertible Notes. If the Additional Notes had been issued on April 29, 1996, the conversion price would have been $3.00 per share (the closing price of the Class A Common Stock as of the last trading day, April 26, 1996), and the Additional Notes would have been convertible into 1,666,667 shares of Class A Common Stock (the "Additional Shares"). In the Schedule 13D, BDA claims that it is the beneficial owner of the Additional Shares. The Company expresses no opinion with respect to this position. In addition, certain of the purchasers of the Notes have entered into a profit-sharing agreement with BDA. Also, BDA has the right to purchase the Notes (and in one case the shares of Class A Common Stock issuable upon conversion of the Notes) under certain circumstances not presently applicable.

     Includes 43,243 shares of Class A Common Stock issuable upon conversion of Convertible Notes owned of record by BDA and 1,666,667 Additional Shares assuming all of the Additional Notes are issued and the conversion price of the Additional Notes is $3.00 per share. Stephen H. Deckoff and James E. Walker III each is an officer, director and 50% shareholder of BDA. Each of Messrs. Deckoff and Walker disclaims beneficial ownership of the shares of Class A Common Stock beneficially owned by BDA.

     183,784 shares of Class A Common Stock are issuable upon conversion of Convertible Notes owned of record by BDC Partners I, L.P. ("BDC Partners I"). Messrs. Deckoff and Walker and James J. Zenni are the only members of Black
Diamond Capital Management L.L.C. ("BDCM"), the sole general partner of BDC Partners I. Accordingly, BDCM and each of Messrs. Deckoff, Walker and Zenni may be deemed to the beneficial owner of all shares of Class A Common Stock beneficially owned by BDC Partners I. Also, Messrs. Deckoff, Walker and Zenni beneficially own an additional 54,050, 54,050 and 43,290 shares, respectively, of Class A Common Stock.

     The Company and Black Diamond have entered into a letter agreement which, subject to shareholder approval, establishes the conversion price of the Convertible Notes at $4.00 per share, and the initial conversion price of the

- -12-

Additional Notes at $3.00 per share. If the transactions are not approved by shareholders, then the option to purchase the Additional Notes shall be deemed to have been exercised on June 28, 1996, at a conversion price of $2-7/16 per share, in which event Black Diamond would be deemed to beneficially own a maximum of 2,094,525 shares. See "Proposal 2 - Ratification and Approval of Purchase Agreement and Indenture, as Amended, Relating to up to $10,000,000 in Principal Amount of 12% Convertible Subordinated Senior Notes."

(13) Heller Financial, Inc. is the owner of Convertible Notes convertible into 648,649 shares of Class A Common Stock, or approximately 8.5% of the Company's outstanding common stock. However, pursuant to the terms of the Indenture, if a holder of Notes is subject to federal banking regulations with respect to the ownership of common stock, then the Notes held by such holder are only convertible to such extent as would permit such holder to own at any one time no more common stock of the Company than would constitute 4.9% of the outstanding capital stock of the Company. Such restrictions do not apply to any transferee of the holder if such transferee is not subject to such federal banking regulations and such transfer would not otherwise cause such holder to be otherwise in violation of federal banking regulations. Heller Financial, Inc. has advised the Company that it is subject to such federal banking regulations and, accordingly, may be deemed to beneficially own only up to 4.9% of the Company's Class A Common Stock.

                          CERTAIN RELATIONSHIPS AND
                             RELATED TRANSACTIONS

     Effective March 24, 1994, the Company entered into a triple net lease (the "Lease") with GSC Ltd. Liability Company, a Colorado limited liability company ("GSC"), pursuant to which the Company has agreed to lease from GSC real property in Aurora, Colorado, including two buildings located thereon with total square footage of approximately 13,375 square feet, to be used by the Company as an automobile dealership lot. The Lease will expire on March 23, 2001, unless sooner terminated or extended pursuant to the terms of the Lease. In September, 1995, the Company amended the lease to include additional property (vacant land) resulting in an increase in the base rent payable under the Lease from $12,750 per month to $13,738 per month. The monthly rent increases to $14,238 for year three; $15,238 for year four; $16,238 for year five; and $16,738 for years six and seven. Messrs. Sandler, Caukin and Ginsburg, each a director or executive officer of the Company, are members of GSC. The Lease was approved by the disinterested members of the Board of Directors. In the opinion of management, the terms of the Lease are no less favorable to the Company than the terms which the Company could have received from nonaffiliated third parties.

     In February 1996, the Company announced that it intends to discontinue its CarMart retail used car sales and associated financing operations as of May 31, 1996. The leased facility described above may be used by the Company for storage, repair and maintenance of repossessed vehicles.

     A Buy-Sell Agreement dated May 14, 1993, by and among the Company, Morris Ginsburg and Sandler Family Partners, Ltd. (the "Partnership"), provides that
(i) the Company has the obligation to purchase the shares of the Company's common stock owned by Mr. Ginsburg or the Partnership upon the death of Mr. Ginsburg or Irwin L. Sandler, General Partner of the Partnership, respectively, to the extent of proceeds from insurance policies acquired by the Company on their lives; (ii) the Company shall maintain insurance policies in the amount of $2,000,000 each on the lives of Messrs. Ginsburg and Sandler for the purpose of acquiring shares pursuant to the Buy-Sell Agreement; (iii) the purchase price for any shares purchased shall be the greater of book value or 80% of the average of the daily closing prices of the stock for the 30 consecutive trading days commencing 45 trading days prior to the date of death

- -13-
of the insured; (iv) each of Mr. Ginsburg and the Partnership grant a first right to the Company to acquire any shares which he or it may desire to sell other than through Rule 144 under the Securities Act of 1933. In the event the Company does not purchase any or all of the shares pursuant to such right, the other shareholder has the option to acquire such shares; and (v) Messrs. Ginsburg and Sandler appoint each other, upon the incapacity of either of them, as their true and lawful attorney-in-fact and agent to vote the shares of common stock of the Company owned by him or it and to exercise all rights with respect thereto.

     In an Agreement Among Certain Shareholders of Monaco Finance, Inc. dated April 9, 1992, Milton Karsh appointed Morris Ginsburg and Irwin L. Sandler, both of whom are officers and directors of the Company, as his proxy and attorney-in-fact to each vote 50% of the Company's Class B Common Stock owned by him. See "Security Ownership of Certain Beneficial Owners and Management."

     A Buy-Sell Agreement dated April 30, 1991, by and among Morris Ginsburg, Bud Karsh and Irwin L. Sandler as General Partner of Sandler Family Partners, Ltd. (collectively, the "Shareholders" and individually, the "Shareholder"), provides that (i) each Shareholder grants to the other Shareholders, on a pro rata basis, a first right to acquire shares of the Company's common stock owned by him under certain circumstances; and (ii) the Shareholders shall vote their stock, under certain circumstances, in such a fashion and manner as to cause each of them to hold positions as members of the Company's board of directors. Mr. Karsh resigned from the board of directors in 1992.

                  PROPOSAL 2 - RATIFICATION AND APPROVAL OF
                 PURCHASE AGREEMENT AND INDENTURE, AS AMENDED,
             RELATING TO UP TO $10,000,000 IN PRINCIPAL AMOUNT OF
                  12% CONVERTIBLE SUBORDINATED SENIOR NOTES

     At the meeting, shareholders will be asked to ratify, confirm and approve the sale by the Company on January 9, 1996, of $5,000,000 in principal amount of 12% Convertible Senior Subordinated Notes due January 9, 2001 (the "Notes") issued pursuant to a purchase agreement of the same date. The Notes are subject to the terms of an indenture, also dated January 9, 1996, between the Company and Norwest Bank Minnesota, N.A., as trustee (the "Indenture"). On or about June 28, 1996, certain of the parties to the transaction entered into a letter agreement modifying the terms of the purchase agreement and Indenture. The modified terms will not become effective unless shareholders approve the transactions.

     Ratification of the issuance of the Notes and approval of the possible issuance of up to $5,000,000 in principal amount of additional Notes (the
"Additional  Notes")       will require the affirmative vote by the holders of
a  majority of the shares of common stock represented at the meeting in person
or  by  proxy.    Messrs.  Ginsburg  and  Sandler,  who  collectively  have
approximately 41% of the voting power of the common stock, have agreed to cast all of their votes in favor of this proposal.

- -14-

 ORIGINAL  TERMS

     Interest is payable monthly and the Notes are convertible, in whole or in part and at any time and from time to time prior to maturity, into shares of the Company's Class A Common Stock, par value $.01 per share, at a conversion price of $4.625 per share. Proceeds from sale of the Notes were used for general corporate purposes.


     The business of the Company is capital intensive. It requires additional funds not only to purchase Contracts from the Dealer Network, but also to establish and maintain the additional administrative services required to support expanding operations. Pursuant to the purchase agreement and Indenture, the Company received $5,000,000 in convertible debt financing in January 1996 with the possibility of an additional $5,000,000 in convertible debt financing at a later date. In June 1996, the Company agreed to amend the purchase agreement and Indenture for the primary purpose of fixing the conversion rates of the Notes and any Additional Notes which may be issued. As discussed herein, the amendment, if approved by shareholders, will have the effect of reducing the maximum number of shares of Class A Common Stock issuable upon conversion of all of these Notes from 3,301,282 to 2,916,667 shares. See "The June 28, 1996 Amendment."


     Pursuant to the Indenture, the conversion price is adjusted under various circumstances, including share splits and combinations and stock dividends. In addition, the conversion price is required to be reduced if the Company issues rights or warrants to substantially all holders of its common stock entitling them to subscribe for or purchase shares of such common stock (or securities convertible into or exchangeable for common stock) at a price per share (or having a conversion or exchange price per share) less than the greater of (i) the then conversion price or (ii) the current market price. In such event, the conversion price is required to be adjusted by multiplying the then conversion price times a fraction. The numerator of the fraction is the number of shares of common stock outstanding at the close of business on the record date, plus the number of shares of common stock issuable if the price per share issued or issuable in the transaction had been at the then conversion price. The denominator of the fraction is the number of shares of common stock outstanding on the record date plus the number of additional shares of common stock issued or issuable in accordance with the terms of the transaction. No readjustment of the conversion price is required to be made if the securities issued in the transaction are never exercised or converted. At present, the Company has no intention of issuing rights or warrants to substantially all stockholders. Accordingly, it is unlikely this conversion price adjustment provision will become operative in the foreseeable future.

     In addition, the conversion price is required to be adjusted at the close of business on the fifth trading day after the Company publicly announces its second quarter earnings for fiscal 1996 to the lesser of the conversion price then in effect or the average closing price of the common stock for the five trading days after such public announcement, but not less than $4.00 per
share.    As  of      July 30,        1996, the closing price of the Company's
Class  A  Common Stock was       $1-11/16        per share.  It is anticipated
that earnings for the second quarter of fiscal 1996 will be publicly announced on or before August 14, 1996. This provision will be eliminated if shareholders approve the transactions.

- -15-

            To summarize, the floor conversion price of the Notes is $4.00 per share. The only circumstances which could result in a lower conversion price are (i) a stock split or transaction with similar effect or (ii) in the event the Company should make a rights offering at a price below the greater of the then current market price of the Class A Common Stock or the then conversion price of the Notes. As stated above, the Company has no present intention of
making  a rights offering.       The only circumstance in which the conversion
price of the Notes (whether the initial conversion price or the conversion price as thereafter adjusted) is required to be increased is in the event of a share combination (i.e., a reverse stock split).

     The Notes are subordinate to the Senior Debt of the Company which is defined as the principal, interest and any other amounts due on indebtedness which is not expressly subordinated to other indebtedness of the Company for money borrowed or for the acquisition of any property or assets other than inventory or other similar property acquired in the ordinary course of business. Upon the occurrence of certain events including the dissolution, winding up, insolvency or bankruptcy of the Company, the Senior Debt must be paid in full before any payment may be made with respect to the Notes. As of January 9, 1996, the date of issuance of the Notes, and June 30, 1996, the Company had no Senior Debt. As of the date hereof, the Company has no plans with respect to issuance of Senior Debt.

     The parties to the Note purchase agreement are Black Diamond Advisors, Inc. ("Black Diamond"), BDC Partners I, L.P., Heller Financial, Inc., Guarantee Title & Trust Co., and Lisa W. Zenni (collectively the "Initial Purchasers"). See "Security Ownership of Certain Beneficial Owners and Management" for additional information regarding beneficial ownership of the Notes. There is no relationship between the Company and any of the Note holders other than as described herein. In addition, the purchase agreement provides that, so long as the Initial Purchasers, excluding Ms. Zenni, and affiliates and principals of Black Diamond own at least 50% of the Notes, two designated individuals (Jim Walker and Steve Deckoff, neither of whom have any other relationship with the Company) shall have the right to attend meetings of the Board of Directors of the Company as observers and, if requested by Black Diamond, the Board of Directors shall appoint, to the extent permitted by law, one of such individuals to the Board of Directors and, in any subsequent election, shall nominate such appointee for a seat on the Board of Directors. If either individual is unable or unwilling to serve, then Black Diamond may appoint a successor reasonably acceptable to the Company.

     The Indenture contains certain covenants of the Company designed to protect the Note holders, including maintenance of key man insurance on the lives of Messrs. Ginsburg and Caukin in the amount of $1 million, limitations on the amount of Senior Debt, and compliance with financial statement ratios and minimum equity requirements. The Company may not voluntarily prepay the Notes in whole or in part at any time. The holders of a majority in principal amount of the then outstanding Notes shall have the right to accelerate the maturity thereof upon certain changes in control (an event whereby an unrelated person or group of persons acquires a majority of the Company's voting stock).

     The Indenture contains certain covenants of the Company with respect to financial statement ratios, including (i) the maintenance of stockholders' equity equal to the greater of $12 million or $12,669,639 plus 65% of consolidated net income for each year after December 31, 1993; (ii) interest

- -16-
coverage (operating income divided by total interest expense) of less than 2:1 for not more than four consecutive fiscal quarters; and (iii) a ratio of unrestricted cash to total interest expense of not less than 2:1 for any fiscal quarter. In addition, the Company has agreed that Senior Debt will not exceed 300% of the sum of the Notes plus subordinated debt (indebtedness of the Company which, by its terms, is subordinated to Senior Debt) plus stockholders' equity. On January 9, 1996, the date of issuance of the Notes, and on June 30, 1996, the amount of subordinated debt was approximately $6.4 million and $6.4 million, respectively. Also, the Company agreed not to make any distributions, defined as the declaration or payment of any cash dividends, the purchase or retirement of capital stock, or any other distributions with respect to the Company's capital stock other than stock dividends.

     On January 9, 1996, 5,667,279 shares of Class A Common Stock and 1,311,000 shares of Class B Common Stock were issued and outstanding, or an aggregate of 6,978,279 shares of common stock. On that date, the closing price of the Class A Common Stock was $4.625 per share. The Notes are convertible at $4.625 per share into a maximum of 1,081,081 shares of Class A Common Stock, or approximately 15.5% of the outstanding common stock on January 9, 1996. If the conversion price is reduced to $4.00 per share, the Notes will be convertible into a maximum of 1,250,000 shares of Class A Common Stock, or approximately 17.9% of the outstanding common stock as of that date.

     In addition, the purchase agreement provides that at any time on or before January 9, 1998, at the written request of Black Diamond, the Company will sell up to an additional $5,000,000 in principal amount of Notes (the "Additional Notes") to Black Diamond and/or its designee(s) upon terms and conditions agreed to by the Company and such purchaser. If agreement is reached, holders of the Additional Notes shall be entitled to all of the rights and benefits granted to the holders of the Notes under the purchase agreement and Indenture. In the event the Company should grant a concession or consideration to any holder of an Additional Note, it is obligated to grant the same concession or condition to the holders of all Notes and Additional Notes.

     The Indenture provides that the conversion price of any Additional Notes shall be equal to the closing price of the Class A Common Stock on the trading day prior to the day the Company receives notice of exercise of the right to purchase the Additional Notes. The current market price per share of the Class A Common Stock on any date is deemed to be the average of the daily closing prices for 30 consecutive trading days commencing 45 trading days before the day in question.

     The Company has agreed to register for public sale under the Securities Act of 1933 the shares of Class A Common Stock issuable upon conversion of the Notes and the Additional Notes and has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 (File No. 333-4656) with respect to such shares. The registration statement and other information concerning the Company can be inspected and copied at Room 1024 of the Commis-sion's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Com-mission's Regional Offices in New York (Room 1228, 75 Park Place, New York, New York 10007), and Chicago (Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60621-2511), and copies of such material can be obtained from the Public Reference Section of the

- -17-

Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

 THE  JUNE  28,  1996,  AMENDMENT

     On or about June 28, 1996, the Company and Black Diamond entered into a letter agreement conditionally amending their rights and obligations with respect to the Purchase Agreement and Indenture dated January 9, 1996.
Subject to shareholder approval, Black Diamond and the Company agreed as follows:

     A. The conversion price of the $5,000,000 in principal amount of Notes issued on or about January 9, 1996, shall be fixed at $4.00 per share.

     B. The initial conversion price for up to $5,000,000 in principal amount of any Additional Notes which hereafter may be issued shall be $3.00 per share.

     C. The period of time during which Black Diamond may exercise the option shall be extended to the later of the date which is 24 months after the Company receives the requisite shareholder approval of the transactions or 24 months after the Company's registration statement relating to its shares of Class A Common Stock issuable upon conversion of the notes becomes effective. Presently, the expiration date of the option is January 9, 1998.

     If the shareholders do not ratify, confirm and approve the transactions, then (i) the option to purchase $5,000,000 in principal amount of Additional Notes by Black Diamond or its designees shall be deemed to have been exercised on June 28, 1996, and the conversion price shall be $2 7/16 per share, the closing price of the Class A Common Stock on the preceding trading day, and
(ii) the conversion price of the Notes shall be determined as provided in the Indenture filed as an exhibit to the Company's Form 8-K as of January 9, 1996.
  However, if Black Diamond fails to actually exercise the option to purchase the Additional Notes within 15 days of the receipt of written notice of the disapproval by the shareholders, then the exercise of the option as of June 28, 1996, is deemed to have been revoked and the conversion price of any Additional Notes which may be issued shall be determined as provided in the Indenture. The Company and Black Diamond agreed to diligently and in good faith seek shareholder approval of the transactions and to amend the notes, Purchase Agreement and Indenture to accomplish the intent of the letter agreement.

     As of June 30, 1996, 5,640,379 shares of Class A Common Stock and 1,311,000 shares of Class B Common Stock were issued and outstanding. If the transactions are approved by shareholders, if the option to purchase the Additional Notes is exercised in full and if the entire $10,000,000 in principal amount of the notes is converted into Class A Common Stock, then the Company will be obligated to issue 2,916,667 shares of Class A Common Stock at an average exercise price of $3.42. Such shares, if they had been issued as of June 30, 1996, would have represented approximately 29.6% of the total number of shares of common stock outstanding and approximately 23.4% of the voting power of the common stock.

- -18-

     If the transactions are not approved by shareholders, if Black Diamond or its designees timely exercise the option to purchase the Additional Notes as of June 28, 1996, and if the entire $10,000,000 in principal amount of notes is converted into Class A Common Stock, then the Company will be obligated to issue 3,301,282 shares of Class A Common Stock at an average exercise price of $3.03. Such shares, if they had been issued as of June 30, 1996, would have represented approximately 32.2% of the total number of shares of common stock outstanding and approximately 25.6% of the voting power of the common stock.

        The Company funds a substantial amount of the its capital requirements with debt financing. The advantage of debt financing is that it creates leverage which can result in increased profitability without dilution to shareholders. On the other hand, leverage also increases the risk of loss. The conversion feature of the Notes and any Additional Notes which may be issued was included to make these instruments marketable and to allow for reduction of the Company's leverage by conversion of the debt to equity. The closing price of the Class A Common Stock as of July 30, 1996, was $1-11/16. If the proposal is approved by shareholders, the conversion price of the Notes will be fixed at $4.00 per share and the conversion price of the Additional Notes, if any , will be fixed at $3.00 per share. If the proposal is not approved by shareholders, then, in all probability, the conversion price of the Notes will be reduced to $4.00 per share and the conversion price of the Additional Notes will be $2-7/16 per share. Also, if the proposal is not approved by shareholders, then the option to purchase the Additional Notes shall be deemed to have been exercised, which will result in an additional $5,000,000 in debt financing for the Company. As of the date hereof, the Company does not require additional funds. Accordingly, the Board of Directors has determined that the terms of the transaction, initially and as proposed to be amended, are in the best interests of and fair to current unaffiliated shareholders.

     In the opinion of management, the foregoing describes the material terms and conditions relating to the Notes and the Additional Notes, including the Indenture, purchase agreement and Registration Rights Agreement. These documents are exhibits to the Company's Forms 8-K as of January 9, 1996, and June 28, 1996, filed with the Securities and Exchange Commission.

     Certain financial information with respect to the Company is incorporated herein by reference. See "Incorporation By Reference." Full conversion of all notes would result in the Company saving $1,200,000 per year in interest expense ($10,000,000 in principal amount of Notes and Additional Notes at the rate of 12% per annum). The effect of any such conversion upon per share earnings or loss is not determinable.

     The Nasdaq Stock Market has advised the Company that the issuance of the Notes and the Additional Notes is a single transaction which requires shareholder approval and that, if shareholder approval is not obtained, the Company's Class A Common Stock could be delisted from the Nasdaq Stock Market. While the Company does not agree with this position, management has determined that the Company should use all reasonable efforts to obtain shareholder approval. In the unlikely event shareholder approval is not obtained, then management will contest the position taken by the Nasdaq Stock Market, attempt to renegotiate the terms relating to the Notes and/or the Additional Notes so as to remove the transaction from the purview of the Nasdaq Stock Market regulatory requirements, or take other action to avoid delisting of its Class

- -19-

A Common Stock. In the event of such delisting, it is expected that the Class A Common Stock thereafter would trade on the Nasdaq Small Cap Market.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF RATIFYING AND APPROVING THE PURCHASE AGREEMENT AND INDENTURE, AS AMENDED.

                   PROPOSAL 3 - RATIFICATION OF APPOINTMENT
                 OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ehrhardt Keefe Steiner & Hottman P.C. as the Company's independent public accountants for the fiscal year ending December 31, 1996. A representative of Ehrhardt Keefe Steiner & Hottman P.C. will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. An affirmative vote by the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to ratify the appointment of Ehrhardt Keefe Steiner & Hottman P.C.

     There is no legal requirement for submitting this proposal to the Shareholders. The Board of Directors, however, believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board of Directors may reconsider its appointment of Ehrhardt Keefe Steiner & Hottman P.C.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF RATIFYING THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN P.C. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                   SUBMISSION OF PROPOSALS BY SHAREHOLDERS

     In order to be eligible for inclusion in the Company's proxy statement for the 1997 annual meeting of Shareholders, any proposal of a Shareholder must be received by the Company at its principal offices in Denver, Colorado
by    January  1,    1997.

                              PROXY SOLICITATION

     In addition to soliciting Proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit Proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Class A Common Stock and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

- -20-

                                ANNUAL REPORT

     The Company will, upon written request and without charge, provide to any person solicited hereunder a copy of the Company's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1995, as filed with the Securities and Exchange Commission on April 1, 1996. The Company will provide copies of exhibits to the Form 10-KSB upon payment of a fee of $.03 per page, which is management's estimate of the Company's reasonable related expenses. Requests should be addressed to the Corporate Secretary, at the principal executive office of the Company, 370 17th Street, Suite 5060, Denver, Colorado 80202.

                                OTHER BUSINESS

     The Board of Directors does not know of any business to be presented for consideration at the Annual Meeting other than that stated in the notice. It is intended, however, that the persons authorized under the Board's proxies may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

                          INCORPORATION BY REFERENCE

     The following financial information with respect to the Company is incorporated herein by reference from the Company's Annual Report to Shareholders, which is being mailed to shareholders with this Proxy Statement:

- -21-

  Consolidated  Balance  Sheets  as  of  December  31,  1994  and  1995.

 Consolidated Statements of Operations, Statements of Stockholder's Equity and Statements of Cash Flows for the fiscal years ended December 31, 1994 and 1995.

 Management's Discussion and Analysis of Financial Condition and Results of Operations.

                     NOTICE TO BANKS, BROKER-DEALERS AND
                      VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Company whether other persons are the beneficial owners of the Shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Shares.

     IT  IS  IMPORTANT  THAT  PROXIES  BE  RETURNED  PROMPTLY.    THEREFORE,
SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE ANNUAL MEETING CAN BE HELD. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE A PRIOR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                         BY  ORDER  OF  THE  BOARD  OF  DIRECTORS




                         Irwin  L.  Sandler,  Secretary
                         Denver,  Colorado
                         ,  1996

- -22-

                                    PROXY
                             MONACO FINANCE, INC.

                     THIS PROXY IS SOLICITED ON BEHALF OF
                          THE BOARD OF DIRECTORS OF
                             MONACO FINANCE, INC.


     The undersigned hereby appoints Morris Ginsburg and Irwin L. Sandler, and each of them, as proxies for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the $0.01 par value Class A Common
Stock of Monaco Finance, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on September 10, 1996 (the "Meeting"), or at any postponements, continuations or adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted
(i) FOR the election of Messrs. Ginsburg, Sandler, O'Meara, Caukin and Ickovic to the Board of Directors of the Company, (ii) FOR the proposal to ratify, confirm and approve the Purchase Agreement and Indenture, as amended, relating to up to $10,000,000 in principal amount of 12% Convertible Senior Subordinated Notes due 2001, (iii) FOR the proposal to ratify the Board of Directors' appointment of Ehrhardt Keefe Steiner & Hottman P.C. as the Company's independent public accountants for the fiscal year ending December 31, 1996, and (iv) on such other matters as may properly come before the Meeting.

1.          Election  of  Directors

          FOR  all  nominees  listed  below                WITHHOLD AUTHORITY
          (except as marked to the                    to vote for all nominees
           contrary  below)                                       listed below

     Morris  Ginsburg                                         Irwin L. Sandler
     Brian  M.  O'Meara                                       David M. Ickovic
     Craig  L.  Caukin
     (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)




 2. Proposal to consider, ratify, confirm and approve the Purchase Agreement and Indenture, as amended, relating to up to $10,000,000 in principal amount of 12% Convertible Senior Subordinated Notes due 2001 ("Notes") .

               FOR                    AGAINST                    ABSTAIN

3. Proposal to ratify the Board of Directors' appointment of Ehrhardt Keefe Steiner & Hottman P.C. to serve as the Company's independent public accountants for the fiscal year ending December 31, 1996.

               FOR                    AGAINST                    ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or at any postponements, continuations or adjournments thereof.

     Please sign exactly as your name appears hereon. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person. When signing as trustee, please give full title as such.

                                   Dated                              , 1996



                                   Authorized  Signature


                                   Title


Please mark boxes /X/ in ink. Sign, date and return this Proxy Card promptly using the enclosed envelope.

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